UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2020 (March 17, 2020)

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360 N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2020, Leap Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the appointment of Douglas E. Onsi as Chief Executive Officer and President of the Company effective April 1, 2020, among other matters. This Form 8-K/A amends and updates the Original 8-K to disclose the Company’s entry into a new employment agreement with Mr. Onsi on April 10, 2020, but effective as of April 1, 2020 (the “New Employment Agreement”). The New Employment Agreement supersedes and replaces Mr. Onsi’s prior employment agreement with the Company dated August 29, 2016 (the “Prior Employment Agreement”).

New Employment Agreement with Douglas E. Onsi

The New Employment Agreement provides for an annual base salary of $550,000, with a target bonus opportunity equal to 50% of such annual base salary. Pursuant to the New Employment Agreement, Mr. Onsi will be eligible to participate in certain benefit programs made available to executives of the Company generally. Mr. Onsi will also be entitled to accelerated vesting of all outstanding unvested equity awards he holds upon a change in control of the Company.

In the event of a termination of his employment by the Company without cause or by Mr. Onsi with good reason, in either case prior to a change in control of the Company or more than one year after any such change in control, Mr. Onsi will be entitled to receive a severance payment equal to 150% of his base salary (payable in equal installments consistent with the Company’s normal payroll schedule over an eighteen month period), a pro-rata bonus, certain accrued obligations to the extent owed to him, reimbursement of his COBRA benefits for eighteen months and a full accelerated vesting of all of his outstanding unvested equity awards. If any such termination of employment occurs within the one-year period immediately following a change in control of the Company, Mr. Onsi will be entitled to an increased severance payment equal to 200% of his base salary (payable in a single lump-sum payment) and reimbursement of his COBRA benefits for twenty four months. Mr. Onsi’s right to receive the aforementioned severance benefits is subject to his providing a release of claims in favor of the Company.

The foregoing description of the New Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the New Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, by and between the Company and Douglas E. Onsi, dated as of April 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: April 15, 2020	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President